Exhibit 10.13

Execution Version

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement, dated as of July 20, 2006 (the “Agreement”), is entered into between CBRE Realty Finance Holdings IV, LLC and CBRE Realty Finance TRS Warehouse Funding III, LLC (collectively, the “Seller”) and Wachovia Bank, National Association (the “Purchaser”).

The Seller may sell and the Purchaser may purchase, in its sole discretion, certain Whole Loans, Bridge Loans and Junior Interests (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit B-1 (the “Mortgage Loan Schedule”). Further assets may be acquired (each such acquisition, a “Transaction”) under this Agreement by the written consent of the Purchaser, given or withheld in its sole and absolute discretion, by payment of the related Purchase Price (as defined below) and amendment of Exhibit B-1 (and, if applicable, Exhibit B-2) hereto, in each case in accordance with the terms of this Agreement. As a condition to the Purchaser’s purchase of the Mortgage Loans, the Seller has agreed that the Purchaser may direct it to repurchase and the Seller may elect to repurchase any or all of the Mortgage Loans at any time in accordance with the terms of this Agreement.

Capitalized terms used and not defined herein shall have the respective meanings assigned to such terms in Exhibit A hereto.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

SECTION 1. Purchase of Loans.

Prior to the Fixed Repurchase Date (as defined below), the Purchaser may purchase from time to time, at its sole discretion, from the Seller the Mortgage Loans identified on the Mortgage Loan Schedule. The initial purchase and sale of the Mortgage Loans shall take place on or about July 20, 2006 (such date and each other date of a closing of a Transaction hereunder, as applicable, a “Closing Date”). The consideration (the “Purchase Price”) for each Mortgage Loan shall be an amount equal to the product of (x) the Purchase Rate times (y) the least of (i) Seller’s book value of such Mortgage Loan, (ii) the fair market value of such Mortgage Loan (as determined by Purchaser in its sole discretion), and (iii) the face or par value of such Mortgage Loan; provided, that in no event will the aggregate Purchase Price for the Mortgage Loans purchased hereunder exceed at any time $175,000,000. The Purchase Price shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date to the following account of the Seller (or such other account as designated by the Seller in writing):

ABA number: 053000219

Account number: 2000032624766

Account name: CBRE Realty Finance Holdings IV, LLC

SECTION 2. Conveyance of Mortgage Loan.

(a) Effective as of the Closing Date, subject only to receipt of the Purchase Price and satisfaction of the other conditions to closing that are for the benefit of the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as set forth in this Agreement), all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date that the Purchaser has agreed to purchase, together with all of the Seller’s right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance proceeds. The foregoing provisions of this subsection (a) shall not, however, be construed to limit the effect of subsection (e) of this Section 2.

(b) On the Closing Date, the Seller shall forward to the Purchaser a confirmation of each Transaction, substantially in the form of Exhibit C attached hereto (a “Confirmation”). The Confirmation shall specify any additional terms or conditions of the Transaction not inconsistent with this Agreement or as otherwise agreed to by the Purchaser. In the event that the terms of the related Confirmation are inconsistent with the terms of this Agreement, this Agreement shall supersede the Confirmation with respect to the inconsistent terms only; provided, however, that the Confirmation and this Agreement shall be construed to be cumulative to the extent possible. Upon receipt of the Confirmation, the Purchaser shall evidence its agreement to enter into the requested Transaction by its signature thereon and return such Confirmation to the Seller. Any Confirmation executed by the Purchaser shall be deemed to have been received by the Seller on the date such executed Confirmation is actually received by the Seller.

(c) No later than the Closing Date, the Seller shall deliver to the Custodian, in accordance with the Custodial Agreement, the documents and instruments specified below with respect to the Mortgage Loans (the “Mortgage File”):

(i) the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed, in blank, on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied, except as provided herein);

(ii) an original or copy of all of the other Mortgage Loan Documents, together with any and all intervening assignments thereof;

(iii) an original assignment of all documents relating to the Mortgage Loans (to the extent not already assigned pursuant to clause (ii) above), in blank; and

(iv) a title policy.

(d) With respect to any Mortgage Loan for which a complete Mortgage File has not been delivered to the Purchaser or its designee on or prior to the Closing Date, but which has been approved by the Purchaser in its sole discretion for inclusion in a Transaction on a wet-funded basis (a “Wet-Funded Mortgage Loan”), the Seller shall deliver to the Custodian, in accordance with the Custodial Agreement, the items specified below:

(i) no later than the Closing Date, electronic copies of each of the items listed in Section 2(c) which are required to be included in the Mortgage File with respect to such Wet-Funded Mortgage Loan;

(ii) no later than the Closing Date, an escrow agreement in the form annexed hereto as Exhibit F (an “Escrow Agreement”), properly completed and executed by a title company, escrow company or attorney in accordance with local law and practice in the appropriate jurisdiction of such Wet-Funded Mortgage Loan and acceptable to the Purchaser in its sole discretion (a “Settlement Agent”) and accepted by the Seller; and

(iii) no later than the date that is five (5) Business Days after the Closing Date, the Mortgage File with respect to such Wet-Funded Mortgage Loan.

The Purchaser shall not purchase any Wet-Funded Mortgage Loans until it has received items (i) and (ii) above.

(e) The Purchaser shall not transmit for recording, and shall cause its designees and assignees not to transmit for recording, any of the assignment documents described in subsection (b) at any time before a Fixed Repurchase Date or an Event of Default.

(f) The Seller shall service the Mortgage Loans, from and after the Closing Date to the Repurchase Date (as defined in Section 7), for the benefit of the Purchaser as the owner of the Mortgage Loans. In connection with such servicing, the Seller as servicer shall remit any and all payments of principal and/or interest received on the Mortgage Loans to the Collection Account. The Seller shall act in accordance with the Servicing Standard; provided, however, that (i) in no event shall the Seller take any material servicing action in respect of a Mortgage Loan without the approval of the Purchaser, and (ii) the Seller shall consult regularly with the Purchaser with respect to any other actions to be taken or not taken in connection with such servicing and administration.

(g) Except as provided in this Subsection 2(f), prior to the Repurchase Date, the Seller will have the right to exercise all determination and consent rights in connection with the Mortgage Loans in accordance with the terms of the Mortgage Loan Documents. In the event that the Seller fails to repurchase a Mortgage Loan on the Fixed Repurchase Date in accordance with the terms of Section 7 hereof or upon the occurrence and continuation of an Event of Default, the Purchaser will have the right to exercise any determination and consent rights in connection with the Mortgage Loans in accordance with the terms of the Mortgage Loan Documents until such time as the related Mortgage Loans are repurchased by the Seller.

(h) The Seller shall retain custody of draft documents, attorney-client privileged communications and internal correspondence and credit and other underwriting analysis of the Seller relating to the Mortgage Loans. All other documents and records relating to the Mortgage Loans and in the Seller’s possession (the “Additional Mortgage Loan Documents”) that are not required to be delivered as part of the Mortgage File shall be held by the Seller (but copies thereof shall be delivered to or at the direction of the Purchaser or its designee, within five (5) Business Days following the Closing Date) on behalf of the Purchaser. The Seller shall continue, on behalf of the Purchaser as owner of the Mortgage Loans, to hold (except to the extent that such funds are required to be disbursed to a mortgagor or a third party under the terms of the Mortgage Loans and except as otherwise may be provided in the servicing arrangements described in subsection (e) above), and shall not be required to deliver to Purchaser, any and all escrow and reserve funds (which escrows and reserves are in the nature and amounts (as of the applicable Closing Date) set forth in Exhibit B-2 hereto) and additional collateral delivered by the mortgagor under the Mortgage Loans, in each case in its capacity as servicer of the Mortgage Loans (for the benefit of the Purchaser as owner) prior to the Repurchase Date or until the occurrence and continuation of an Event of Default.

SECTION 3. Representations, Warranties and Covenants of Seller. Each Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

(a) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement;

(b) This Agreement has been duly and validly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws;

(c) The Seller is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary licenses, permits and approvals, in all jurisdictions in which the ownership or lease its Property or the conduct of its business requires such qualification, licenses or approvals.

(d) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity)

(e) The execution and delivery of this Agreement by the Seller and the Seller’s performance and compliance with the terms of this Agreement will not (A) violate the Seller’s certificate of formation or governing documents, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound;

(f) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder;

(g) No Event of Default has occurred and is continuing hereunder;

(h) The Seller is not a party to or bound by any agreement or instrument or subject to any certificate of formation or governing documents or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement (except to the extent such consent has been obtained);

(i) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained, and no bulk sale law applies to such transactions;

(j) No litigation is pending or, to the Seller’s knowledge, threatened against the Seller that would, in the Seller’s good faith and reasonable judgment, prohibit its entering into this Agreement or materially and adversely affect the performance by the Seller of its obligations under this Agreement;

(k) The Seller will be solvent at all relevant times prior to, and the Seller will not be rendered insolvent by, the sale of the Mortgage Loans to the Purchaser. The Seller is not selling the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller;

(l) The Seller is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from the provisions of such act;

(m) The Seller represents and warrants that it is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign asset control regulations of the United States Treasury Department (31 C.F.R. , Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001), and (iii) any other anti money laundering laws and regulations. The Seller has established an adequate anti money laundering compliance program as required by the above referenced laws and has conducted the requisite due diligence in connection with the origination or acquisition of each Mortgage Loan for purposes of such laws and the acquisition of each Mortgage Loan by the Seller, its agents and/or Affiliates complies with each of the above references laws. No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity in order to obtain or retain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended;

(n) The Seller represents and warrants that it is not a Person (i) whose Property or interest in Property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or, to the best of the Seller’s knowledge, is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) on the current list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order;

(o) The Seller represents and warrants that the information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller to the Purchaser in connection with the negotiation, preparation or delivery of this Agreement or included herein or therein or delivered pursuant hereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Seller to the Purchaser in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in all material respects, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Seller, after due inquiry, that would reasonably be expected to have a Material Adverse Effect;

(p) None of the Transactions contemplated herein (including, without limitation, the use of the proceeds from the sale of each Mortgage Loan) will not violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X. The Seller does not own or intend to carry or purchase, and no proceeds from the Transactions will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U;

(q) The Seller and each ERISA Affiliate of the Seller have made all required contributions to each Benefit Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Benefit Plan. Neither the Seller nor any ERISA Affiliate of the Seller has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan, nor has there been a complete or partial withdrawal by the Seller or any ERISA Affiliate of the Seller from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization. The present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3(2) of ERISA, maintained by the Seller, or in which employees of the Seller are entitled to participate, as from time to time in effect (herein called the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date). No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Seller to any material tax, penalty or other liability. No Lien in favor of the PBGC or a Pension Plan has arisen or is likely to arise on account of any Pension Plan. No notice of intent to terminate a Pension Plan under Section 4041(b) of ERISA has been filed, nor has any Pension Plan been terminated under Section 4041(c) of ERISA, nor has the PBGC instituted proceedings to terminate or appoint a trustee to administer a Pension Plan, and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;

(r) The Seller has complied in all respects with all Applicable Laws to which it may be subject, and no Mortgage Loan contravenes any Applicable Laws (including, without limitation, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(s) The Seller acknowledges that all Income received by it or any Person on its behalf with respect to the Mortgage Loans sold hereunder is and shall be held in trust for the benefit of the Purchaser until deposited into the Collection Account as required herein.

(t) Neither the Seller nor any of its Affiliates have dealt with any broker, investment banker, agent or other Person, except for the Purchaser (or an Affiliate of the Purchaser), who may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans pursuant to this Agreement.

(u) The Seller will defend the Purchaser’s right, title and interest in and to the Mortgage Loans against the claims and demands of all other Persons;

(v) The Seller is the sole legal and beneficial owner of the Mortgage Loans, free and clear of any lien, security interest, participation interest, option or other charge or encumbrance;

(w) True and complete copies of all of the documents evidencing and securing the Mortgage Loans in effect on the date hereof (including all amendments and modifications thereto) (the “Mortgage Loan Documents”) have been delivered by the Seller to the Purchaser and the Mortgage Loan Documents comprise all of the agreements relating to, and documents evidencing and securing, the Mortgage Loans as of the date hereof;

(x) The terms of the Mortgage Loan and the Mortgage Loan Documents have not been waived, altered or modified in any material respect, except as specifically set forth in the Mortgage Loan Documents;

(y) The information with respect to the Mortgage Loans set forth on the Mortgage Loan Schedule is true and correct in all material respects;

(z) The Mortgage Loans are not cross-collateralized with any other mortgage loan, except as provided in the Mortgage Loan Documents;

(aa) There are no defaults under the Mortgage Loans and the borrowers under the Mortgage Loans have no counterclaims, defenses or offset rights under the Mortgage Loan Documents;

(bb) The Seller has no actual notice of (i) the commencement of a proceeding for the condemnation of all or any material portion of the properties securing the Mortgage Loans or (ii) any material casualty to the properties securing the Mortgage Loans following the closing date of the applicable Mortgage Loan;

(cc) The Purchaser has no responsibility for the disbursement of Mortgage Loan proceeds or any future advances under a Mortgage Loan;

(dd) Each of the Mortgage Loan Documents constitutes the legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(ee) All escrow deposits relating to the Mortgage Loans that are required to be deposited with the lender or its agent by the borrower prior to the date hereof have been so deposited, and the Seller is not holding any escrow or reserve accounts (or sub-accounts) other than those expressly required under the Mortgage Loan Documents;

(ff) To the best of the Seller’s knowledge, the borrower under each Mortgage Loan presently has in effect all of the insurance policies required under the Mortgage Loan Documents;

(gg) To the best of the Seller’s knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting any of the properties securing the Mortgage Loans, other than as disclosed in the Mortgage Loan Documents. To the best knowledge of the Seller, none of the Mortgage Loans, the borrowers under the Mortgage Loans or the guarantors of any Mortgage Loan are currently the subject of, and no Mortgage Loan is currently subject to, any proceedings relating to any bankruptcy, insolvency, reorganization or moratorium;

(hh) To the best of the Seller’s knowledge, (x) there are no violations of any statute, law, ordinance, or regulation pertaining to the condition, use, or operation of the properties securing the Mortgage Loans that have been asserted by any governmental authority or agency that are likely to have a material adverse effect on the value of the such properties, and (y) no governmental authority or agency has asserted that the borrower under any Mortgage Loan has failed to obtain any permit, license, or other governmental approval necessary for the use and operation of the properties securing the Mortgage Loans the failure of which would be likely to have a material adverse effect on the value of the properties securing the Mortgage Loans;

(ii) To the best of Seller’s knowledge, there are no circumstances or conditions with respect to the Mortgage Loans, the properties securing the Mortgage Loans, the

Mortgage Loan Documents or the borrowers under the Mortgage Loans that can reasonably be expected to cause the Mortgage Loans to become delinquent, or adversely affect the value or marketability of the Mortgage Loans; and

(jj) The Mortgage Loans were underwritten strictly in accordance with Seller’s underwriting standards.

SECTION 4. Representations and Warranties of the Purchaser. In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Seller as of the date hereof that:

(a) The Purchaser is duly organized, validly existing and in good standing as a national banking association under the laws of the United States of America. The Purchaser has the full power and authority and legal right to acquire the Mortgage Loans from the Seller;

(b) This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser’s directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, conservatorship, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(c) Except as may be required under federal or state securities laws (and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement;

(d) None of the acquisition of the Mortgage Loans by the Purchaser and the execution, delivery or performance of this Agreement by the Purchaser, results or will result in the creation or imposition of any lien on any of the Purchaser’s assets or property, or conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Purchaser’s articles of association or bylaws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets;

(e) There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to enter into and/or perform under the terms of this Agreement; and

(f) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder.

SECTION 5. Covenants of the Seller. The Seller hereby covenants with the Purchaser as follows:

(a) Compliance with Laws and Contractual Obligations. The Seller shall comply in all material respects with all Applicable Laws (including Environmental Laws), including those that apply to the Mortgage Loans or any part thereof, and shall comply, and perform all duties and obligations under, all Contractual Obligations.

(b) Payment of Taxes. The Seller shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(c) Corporate Existence. The Seller shall continue to engage in business of the same general type as now conducted by it and shall preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and will qualify and remain qualified in good standing as a corporation or other entity in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(d) ERISA Matters. Seller shall not (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan, (iii) fail to make any payments to a Multiemployer Plan that the Seller or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) terminate any Benefit Plan so as to result in any liability, (v) permit to exist any occurrence of any Reportable Event, or (vi) otherwise violate the provisions of ERISA or the Code with respect to any Benefit Plan.

(e) Payment of Obligations. The Seller shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Seller.

(f) Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Mortgage Loans in the event of the destruction of the originals thereof) and will keep and maintain all documents, books, records and other information reasonably necessary or advisable in which complete entries are made in accordance with GAAP and Applicable Laws.

(g) Notices. The Seller will furnish written notice to the Purchaser with respect to the following:

(i) Promptly upon notice or knowledge thereof, notice that any representation or warranty set forth in this Agreement was or is incorrect and the Seller shall at the same time deliver to the Purchaser a written notice setting forth in reasonable detail the nature of such facts and circumstances;

(ii) Promptly upon notice or knowledge thereof, notice of any material default with respect to any covenant, duty, obligation or agreement of the Seller under this Agreement;

(iii) Promptly upon notice or knowledge thereof, notice of any other event or circumstances that, in the reasonable judgment of the Seller, is likely to have a Material Adverse Effect;

(iv) The Seller shall notify the Purchaser immediately upon the Seller becoming aware of any event which would constitute an Event of Default.

(v) With respect to any Mortgage Loan hereunder, promptly upon notice or knowledge thereof, notice that any portion of any Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Mortgaged Property or the Market Value of any Mortgage Loan;

(vi) Promptly upon notice or knowledge thereof, notice of any Lien or security interest on, or claim asserted against, any Mortgaged Property or any Mortgage Loan;

(vii) Promptly upon notice or knowledge thereof, notice of (A) any material default (beyond any applicable notice and cure period) related to any Mortgage Loan Documents, any Mortgage Loan, or (B) any default (beyond any applicable notice and cure period) under any Contractual Obligation of the Seller or any of its Subsidiaries, which, if not cured, could reasonably be expected to have a Material Adverse Effect;

(viii) Promptly upon notice or knowledge thereof, notice of any loss or expected loss in respect of any Mortgage Loan or any portion of any Mortgaged Property, or any other event or change in circumstances or expected event or change in circumstances that could be reasonably be expected to result in a material decline in the Market Value of any Mortgage Loan, or the value or cash flow of any Mortgage Loan or any portion of any Mortgaged Property;

(ix) Promptly upon notice or knowledge thereof, notice of the conveyance, sale, lease, assignment, transfer or other disposition of any Property, business or assets of the Seller, whether now owned or hereafter acquired (with the exception of this Agreement), which could reasonably be expected to have a Material Adverse Effect; and

(x) Promptly upon notice or knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy (of a material nature), litigation, action, suit, arbitration or proceeding before any court or governmental department, commission, board, bureau, agency, arbitrator, investigation or instrumentality, domestic or foreign, affecting (A) any of the Mortgage Loans, (B) this Agreement or the Mortgage Loan Documents, (C) the Purchaser’s interest in any of the Mortgage Loans, or (D) the Seller and, with respect to this clause (D) only, the amount in controversy exceeds $500,000.

Each notice pursuant to this Subsection 5(g) shall be accompanied by a statement of the Seller and/or the Guarantor, setting forth details of the occurrence referred to therein and stating what action the Seller or the Guarantor has taken or proposes to take with respect thereto.

(h) Perfection. With respect to each Mortgage Loan acquired by the Purchaser, the Seller will (i) take all action required by the Purchaser to grant, perfect, protect and more fully evidence the Purchaser’s ownership of and first priority perfected Lien on the Mortgage Loans, including, without limitation, (A) delivering all original documents to Purchaser’s or its designee’s possession where perfection thereof is required or permitted by possession, (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (ii) taking all additional action that the Purchaser may reasonably request to perfect, maintain, protect and more fully evidence the respective interests of the parties to this Agreement in such Mortgage Loans.

(i) Further Covenants. Without prior written consent of the Purchaser, the Seller shall not: (i) assign, sell, transfer, pledge or grant any security interest in or Lien on any of the Mortgage Loans (whether now existing or hereafter arising) to anyone except the Purchaser, permit any financing statement (except any financing statements in favor of Purchaser) or assignment (except for any assignments in favor of the Purchaser) to be on file in any public office with respect thereto, (ii) permit or suffer to exist any Lien or right of others to attach to any of the Mortgage Loans, except as contemplated by this Agreement, (iii) sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder, or (iv) consent to any amendment or supplement to the Mortgage Loan Documents that would materially and adversely affect the Purchaser’s interests hereunder or with respect to the Mortgage Loans without the prior written consent of the Purchaser. Immediately upon notice to the Seller of a Lien or any circumstance which, if adversely determined would be reasonably likely to give rise to a Lien (other than in favor of the Purchaser or created by or through Purchaser) on any Mortgage Loans, the Seller will defend the Mortgage Loans against, and will take such other action as is necessary to remove, any Lien or claim on or to the Mortgage Loans (other than any Lien created under this Agreement), and the Seller will defend the right, title and interest of the Purchaser in and to any of the Mortgage Loans against the claims and demands of all Persons whomsoever.

(j) Investments. The Seller shall not, and it shall not permit the Guarantor or any of their Affiliates to, acquire or maintain any right or interest in any asset that is senior to or pari passu with the rights and interests of the Purchaser under this Agreement.

(k) Prohibition of Fundamental Changes. The Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets.

(l) Maintenance of Property; Insurance. The Seller shall keep all Property useful and necessary in its business in good working order and condition, shall maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks as are usually and customarily insured against in the same general area by companies acting prudently and engaged in the same or a similar business, and furnish to the Purchaser, upon written request, full information as to the insurance carried.

(m) Delivery of Income. The Seller will deposit and cause all Persons acting on its behalf and all servicers, trustees or other Persons with an obligation to make payments with respect to the Mortgage Loans to deposit all Income received in respect of the Mortgage Loans into the Collection Account within one (1) Business Day of receipt thereof.

(n) Performance and Compliance with Mortgage Loans. The Seller will, at its expense, timely and fully perform and comply with all provisions, covenants, duties, obligations and other promises required to be observed by it under the Mortgage Loans and all other agreements executed in connection with or related to the Mortgage Loans.

(o) Change of Name or Location of Asset Files. The Seller shall not change its name, organizational number, identity, structure or jurisdiction of formation, move the location of its principal place of business and chief executive office, or change the offices where it keeps its records (as defined in the UCC) from the location referred to in on the signature page to this Agreement, unless the Seller has given at least thirty (30) days’ prior written notice to the Purchaser.

(i) Separateness. Seller shall (a) own no assets, and will not engage in any business, other than the assets and transactions specifically contemplated by this Agreement, which assets and transactions specifically contemplated by this Agreement shall include, without limitation, the origination, acquisition, ownership, management, servicing, administration, operation, collection, enforcement, development, improvement, leasing, exchange, participation, securitization, sale, transfer and other disposition of all of any portion of the Mortgage Loans (including the Underlying Mortgaged Property and any business interests related thereto), personal property necessary for and used or to be used in connection with its ownership or operation of the Mortgage Loans (including the Underlying Mortgaged Property and any business interests related thereto) or any portion thereof, cash, this Agreement, and any and all agreements, documents, insurance policies, reports and other instruments in any way relating to the Mortgage Loans (including the Underlying Mortgaged Property and any business interests related thereto) or any portion thereof; (b) not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) pursuant to this Agreement, and under the agreements, documents, insurance policies, reports and other instruments evidencing, securing or in any other way related to the Mortgage Loans (including the Underlying Mortgaged Property and any business interests related thereto), (ii) in connection with customary representations, warranties, indemnities and agreements in connection with the origination, acquisition, ownership, management, servicing, administration, operation, collection, enforcement, financing, development, improvement, leasing, exchange, participation, securitization, sale, transfer or other disposition of the Mortgage Loans (including the Underlying Mortgaged Property and any business interests related thereto), and (iii) under zoning and other governmental regulations, rules, prohibitions and ordinances and existing and proposed covenants, easements and other matters of public record governing, burdening, benefiting or otherwise affecting any real property constituting or underlying any of the Mortgage Loans (including the Underlying Mortgaged Property and any business interests related thereto); (c) not make any loans or advances to any third party, and shall not acquire obligations or securities of its affiliates; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (e) comply with the provisions of its organizational documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and will not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the prior written consent of Purchaser, not to unreasonably withheld; (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP consistently applied as in effect from time to time or as a matter of law) and file its own tax returns (except to the extent that either consolidation is required or permitted under applicable law or it is a tax disregarded entity not required to file tax returns under applicable law); (h) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate invoices and checks; (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (j) not engage in or suffer any change of ownership, dissolution, winding up, liquidation, consolidation or merger in whole or in part, except as otherwise permitted in accordance herewith; (k) not commingle its funds or other assets with those of any Affiliate or any other Person; (l) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; (m) not and will not hold itself out to be responsible for the debts or obligations of any other Person; and (n) shall not, without the vote of 100% of the Board of Directors or Board of Managers of Seller, (i) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding with respect to Seller; institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to Seller; (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Seller or a substantial portion of its properties; or (iii) make any assignment for the benefit of Seller’s creditors.

(p) Information and Reports. The Seller shall promptly deliver to the Purchaser all information, documents or reports received or generated by the Seller, the Guarantor or any Affiliate of the foregoing with respect to the Mortgage Loans, including, without limitation, information, documents and reports under or in connection with the Mortgage Loan Documents.

SECTION 6. Closing. Each closing of a sale of the Mortgage Loans (each, a “Closing”) shall be held at the offices of Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, on the related Closing Date.

(a) The initial Closing shall be subject to each of the following conditions:

(i) Delivery by the Seller of this Agreement duly completed and executed by each of the parties hereto;

(ii) Delivery by the Seller of the Custodial Agreement duly completed and executed by each of the parties hereto;

(iii) Delivery by the Seller of the Guarantee Agreement duly completed and executed by each of the parties hereto;

(iv) The Purchaser shall be in receipt of good standing certificates, secretary certificates (or the equivalent) and copies of the governing documents and applicable resolutions of the Seller evidencing, as applicable, the corporate or other authority for the Seller with respect to the execution, delivery and performance of the Agreement and each of the other documents to be delivered by the Seller from time to time in connection herewith or therewith;

(v) Current UCC searches with respect to the Seller in the applicable jurisdiction and, if such searches reveal the existence of any Liens, UCC termination statements shall be filed in the appropriate jurisdiction on or before the Closing Date; and

(vi) The Seller shall have delivered or caused to have been delivered to the Purchaser an opinion of counsel with respect to the enforceability of the terms of this Agreement under New York law.

(b) Each Closing, including the initial Closing, shall be subject to each of the following conditions:

(i) All of the representations and warranties of the Seller set forth in or made pursuant to Section 3 and Section 4 of this Agreement and all of the representations and warranties of the Purchaser set forth in Schedules 1(a) – 1(c) of this Agreement shall be true and correct in all material respects as of the Closing Date;

(ii) The Seller shall have delivered and released to the Purchaser or its custodian or other designee all funds, documents and instruments required to be delivered by the Seller to the Purchaser or designee as set forth in Section 2 of this Agreement;

(iii) UCC financing statements shall have been filed against the Seller with respect to the Mortgage Loans in the appropriate filing office;

(iv) No Applicable Law shall prohibit or render it unlawful, and no order, judgment or decree of Governmental Authority shall prohibit, enjoin or render it unlawful, to enter into the Transaction by the Purchaser in accordance with the provisions of this Agreement or any other transaction contemplated herein;

(v) The Seller shall have delivered or caused to have been delivered to the Purchaser such other certificates, opinions and documents as the Purchaser may reasonably request;

(vi) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

(vii) The Closing Date is not later than the Fixed Repurchase Date;

(viii) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement as of the Closing Date;

(ix) The Purchaser shall have completed to its satisfaction such due diligence with respect to the Mortgage Loans as it may require in its discretion;

(x) No event shall have occurred or be occurring that has, or would reasonably be expected to have, a Material Adverse Effect; and

(xi) No Event of Default shall have occurred and be continuing under this Agreement and no event shall have occurred which has, or would reasonably be expected to result in a Market Disruption Event.

Both parties agree to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

SECTION 7. Repurchase Obligation; Price Differential; Margin Deficits.

(a) The Seller shall have the right to repurchase any or all Mortgage Loans at any time upon at least two (2) Business Days prior written notice to the Purchaser for an amount to be paid on the date of such repurchase (the “Repurchase Date”) equal to the sum of (A) the Purchase Price, (B) any accrued and unpaid Price Differential through the Repurchase Date, and (C) any other amounts due and owing under this Agreement (the “Repurchase Price”). The Seller shall identify the Mortgage Loan and the Repurchase Date in the repurchase notice. The Seller shall pay the Repurchase Price (or, if all Mortgage Loans are being repurchased, the aggregate Repurchase Price) and all other related amounts due and owing under this Agreement in immediately available funds to the Collection Account on the Repurchase Date.

(b) No later than the earlier of (i) the closing of a master repurchase facility by the Purchaser and the Seller and (ii) September 1, 2006 (the “Fixed Repurchase Date”), the Seller shall repurchase all of the Mortgage Loans for an amount equal to the aggregate Repurchase Price. The Seller shall pay the aggregate Repurchase Price plus all other amounts due and owing under this Agreement in immediately available funds to the Purchaser’s Account on or before the date required by this Subsection 7(b).

(c) Following the occurrence and during the continuance of any default under this Agreement, including, without limitation, (i) any Insolvency Proceeding with respect to the Seller, (ii) any breach by the Seller of any representation or warranty set forth in this Agreement or certificate delivered to the Purchaser, (iii) any failure to deliver a Mortgage File within the time frame required under Subsection 2(b) or Subsection 2(c), (iv) any failure to comply with Subsections 7(b) or 7(i), (v) any default in the performance of any duty, agreement, obligation or covenant of the Seller under this Agreement or certificate delivered to the Purchaser, (vi) the occurrence of a Material Adverse Effect, (vii) the Seller shall grant, or suffer to exist, any Lien on any Mortgage Loan, (viii) the Mortgage Loans shall not have been sold to the Purchaser, or the Liens contemplated under this Agreement shall cease or fail to be first priority perfected Liens on any Mortgage Loans in favor of the Purchaser (other than as a result of the Purchaser failing to file a UCC financing statement or continuation thereof against the Seller in the applicable jurisdiction with respect to the Mortgage Loans), (ix) the Seller or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of this Agreement or any Lien or security interest thereunder, (x) the Seller shall admit its inability to, or its intentions not to, perform its obligations, covenants or agreements under this Agreement, (xi) the termination of or the occurrence of a default under the Guarantee Agreement, or (xii) either or both Guarantors or Seller shall have defaulted or failed to perform under any note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, and which default or failure to perform (A) involves the failure to pay a matured obligation equal to or in excess of $1,000,000, or (B) involving an obligation of at least $1,000,000, is a monetary default or a material non-monetary default and results in acceleration, or permits the acceleration of the obligation by any other party to, or beneficiary of, such note, indenture, loan agreement, guaranty, swap agreement or other contract, agreement or transaction; provided, however, that such default, failure to perform or breach shall not constitute an Event of Default if the Guarantor or Seller cures such default, failure to perform or breach, as the case may be, within the applicable grace period, if any, provided under the applicable agreement (each an “Event of Default”), the Seller shall be required immediately upon the occurrence thereof to repurchase all Mortgage Loans by paying the aggregate Repurchase Price to the Purchaser and all other amounts due and owing under this Agreement. The Seller shall pay the aggregate Repurchase Price for all outstanding Mortgage Loans and all other amounts due and owing under this Agreement in immediately available funds to the Collection Account within two (2) Business Days of the occurrence of an Event of Default.

(d) In connection with any repurchase pursuant to this Section 7 and the payment of all amounts owed under this Agreement to the Purchaser, the Purchaser shall promptly thereafter deliver to the Seller, at the Seller’s expense, the related Mortgage File that was delivered by the Seller to the Purchaser hereunder and, at the Seller’s expense, such instruments of reconveyance initially delivered to the Purchaser hereunder in blank.

(e) Notwithstanding that the Seller and the Purchaser intend that any Transaction hereunder be a sale to Purchaser of the related Mortgage Loan and for so long as the Mortgage Loans has not been repurchased from the Purchaser by the Seller pursuant to this Section 7, on each Payment Date the Seller shall pay to the Purchaser an amount equal to the product of (x) the Purchase Price and (y) a fraction, the numerator of which is the product of (i) LIBOR plus the Pricing Spread (as contained in the related Confirmation) and (ii) the actual number of days elapsed between the immediately prior Payment Date (or, in the case of the initial Payment Date, the date of the purchase by the Purchaser of the repurchased Mortgage Loan hereunder) and such Payment Date (or, with respect to a repurchase of a Mortgage Loan, the Repurchase Date for such Mortgage Loan), and the denominator of which is 360 (the “Price Differential”). The Purchaser shall deliver to the Seller, via email or facsimile, written notice of the required Price Differential, and a detailed calculation thereof, on or prior to the first (1st) Business Day preceding each such Payment Date. If the Seller fails to pay all or part of the required Price Differential by 11:00 a.m., Charlotte, North Carolina time, within two (2) Business Days of each such Payment Date, the Seller shall be obligated to pay to Purchaser (in addition to, and together with, the Price Differential) interest on the unpaid amount of the Price Differential at a rate per annum equal to the Default Rate until the overdue Price Differential is received in full by the Purchaser.

(f) The Purchaser shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Mortgage Loans, which amounts the Seller shall deposit or cause to be deposited into the Collection Account. The Seller hereby agrees to instruct each applicable trustee, servicer and other Persons to transfer all Income with respect to the Mortgage Loans directly to the Collection Account within one (1) Business Day of receipt. On each Payment Date, any amounts received by the Purchaser and deposited to the Collection Account since the immediately preceding Payment Date shall be applied as follows: first, to the payment of all fees, costs, expenses and advances then due to the Purchaser pursuant to this Agreement, other than the items covered in the clauses below; second, to the payment of any interest owed to the Purchaser at the Default Rate; third, to the payment of accrued and unpaid Price Differential for the Transaction; fourth, without limiting the Seller’s obligation under Subsection 7(i) to cure Margin Deficits in a timely manner, to the Purchaser for the payment of any Margin Deficit outstanding; fifth, to the extent any Income includes payments or prepayments of principal, such payments shall be applied to reduce the Repurchase Price outstanding for the Transaction; sixth, to the payment of Costs, if any, Additional Amounts, if any, then due and owing to the Purchaser pursuant to this Agreement; and seventh, the remainder to the Purchaser, to be held in the Collection Account as additional security for the payment of any final amounts due and owing under this Agreement upon termination; provided, however, that any amounts remaining after the payment of any such final amounts due and owing shall be remitted to the Seller.

(g) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms of this Agreement no later than 3:00 p.m. on the day when due in lawful money of the United States, in immediately available funds and without deduction, set–off or counterclaim to the Purchaser’s Account or the Collection Account, as applicable, and if not received before such time shall be deemed to be received on the next Business Day. The Seller shall, to the extent permitted by Applicable Law, pay to the Purchaser interest on any amounts not paid within two (2) Business Days of the date when due hereunder at the Default Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law.

Such interest shall be for the account of, and distributed to, the Purchaser. All computations of interest, Price Differential and fees hereunder shall be made on the basis of a year consisting of 360 days for the actual number of days (including the first but excluding the last day) elapsed. The Seller acknowledges that it has no rights in or to or any rights of withdrawal from the Purchaser’s Account or from the Collection Account; provided, however, the Seller has a right to receive payments from the Collection Account as and to the extent provided in Subsection 7(f).

(h) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of the Price Differential or any fee payable hereunder.

(i) If at any time the Purchaser determines (based on such factors as the Purchaser determines to rely on its sole and absolute discretion, including but not limited to a credit analysis of the Underlying Mortgaged Property and the current market conditions for the Mortgage Loan) that the Asset Value of a Mortgage Loan is less than the Purchase Price for such Mortgage Loan (a “Margin Deficit”), then the Purchaser may by notice (a “Margin Deficit Notice”) to the Seller require the Seller to (A) repurchase such Mortgage Loan at the Repurchase Price, (B) make a payment in reduction of the Repurchase Price of such Mortgage Loan, or (C) choose any combination of the foregoing, so that, after giving effect to such transfers, repurchases and payments, the Repurchase Price for such Mortgage Loan does not exceed the Asset Value thereof. Notwithstanding anything to the contrary in this Agreement, the Seller shall transfer such cash to the Purchaser’s Account no later than twenty-four (24) hours after the Margin Deficit Notice shall be deemed to have been received under Section 10. All cash transferred to the Purchaser pursuant to this Subsection 7(i) shall be deposited into the Collection Account and shall be attributed to such Transactions as the Purchaser shall determine in its sole and absolute discretion. The Purchaser’s election, in its sole and absolute discretion, not to deliver a Margin Deficit Notice at any time there is a Margin Deficit shall not in any way limit or impair its right to deliver a Margin Deficit Notice at any time a Margin Deficit exists.

SECTION 8. Indemnification and Expenses. (a) The Seller agrees to indemnify and hold harmless the Purchaser and each of its affiliates and subsidiaries and their present and former respective officers, directors, employees, agents, advisors and other representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, attorneys’ fees (including in connection with the enforcement of this Agreement) and disbursements) (“Costs”) that may be incurred by or asserted or awarded against any Indemnified Party, in each case relating to or arising out of this Agreement or any transaction contemplated hereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, or any transaction contemplated hereby, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. Costs subject to this Section 8 shall include, but not be limited to, Costs incurred in connection with the violation of any environmental law, the correction of any environmental condition or the removal of any toxic mold, any petroleum (including, without limitation, crude oil or any derivative thereof) or petroleum products (including, without limitation, gasoline) or any hazardous or toxic substances, materials or wastes, defined as such in or regulated under any environmental law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation., in each case in any way affecting the mortgaged property. Without limiting the generality of the foregoing, the Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to the mortgaged property relating to or arising out of any violation or alleged violation of any law, rule or regulation, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Seller, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not any transaction contemplated hereby is consummated. The Seller agrees not to assert any claim against any Indemnified Party, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of this Agreement. In any suit, proceeding or action brought by an Indemnified Party in connection with the mortgaged property for any sum owing hereunder, or to enforce any provisions of the mortgaged property, the Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of the Purchaser’s rights under this Agreement or any transaction contemplated hereby, including, without limitation, the fees and disbursements of its counsel.

(b) The Seller shall, whether or not any transaction contemplated hereby is consummated: (i) pay as when billed by Purchaser, and in any event within three (3) days after demand from the Purchaser, all reasonable out-of-pocket costs and expenses (including, without limitation, all actual and reasonable fees and disbursements of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses), and any reasonable fees and expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the proposed transaction, and the amount of such costs and expenses shall, until paid, bear interest at the Default Rate (A) of the Purchaser in connection with the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement or any other documents prepared in connection herewith and the documents and instruments referred to herein (including, without limitation, all reasonable fees, disbursements and expenses of Cadwalader, Wickersham & Taft LLP and/or other counsel incurred as of the date of this Agreement, which amount shall, to the extent incurred prior to its payment, be deducted from the Purchase Price paid hereunder) and (B) of the Purchaser in connection with the enforcement of this Agreement and any amendment, waiver or consent relating hereto or thereto and the documents and instruments referred to herein; (ii) pay and hold the Purchaser harmless from and against any and all present and future stamp, documentary, issue, sales and use, value added, property and other similar taxes (other than taxes imposed on net income) with respect to the matters described in foregoing clause (i) and hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (iii) indemnify each Indemnified Party from and hold each of them harmless against any and all Costs incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, the entering into and/or performance of this Agreement or the consummation of any transactions contemplated herein, including, without limitation, (A) the reasonable out of pocket due diligence, inspection, appraisals, testing and review costs and expenses incurred by the Purchaser with respect to the mortgaged property submitted by the Seller for purchase under this Agreement, including, but not limited to, those actual out of pocket costs and expenses incurred by the Purchaser hereunder, (B) the reasonable fees and disbursements of counsel incurred in connection with this Agreement and (C) any environmental liabilities with respect to any real estate or other assets held by the Seller or any of its affiliates (but excluding any such Costs to the extent incurred by reason of the gross negligence or willful misconduct of the related Indemnified Party).

(c) The agreements and obligations of the Seller contained in this Section 8 shall survive the repayment of all amounts owing to the Purchaser by the Seller under the Agreement and the termination of the commitments of the Purchaser hereunder.

SECTION 9. Grant of a Security Interest. (a) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the Uniform Commercial Code of the applicable jurisdiction; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (iii) the assignment by the Purchaser of the interest of the Purchaser as contemplated by Section 7 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Purchaser or any of its agents, including, without limitation, any custodian therefor, of the Mortgage Note, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code of the applicable jurisdiction; and (v) notifications to persons (other than the Purchaser) holding such property, and acknowledgments, receipts or confirmations from persons (other than the Purchaser) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

(b) To further secure performance by the Seller of its obligations hereunder, the Purchaser may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code. Without limiting any other provision of this Agreement, and without waiving or releasing the Seller from any obligation or default hereunder, the Purchaser shall have the right, but not obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to cure such Event of Default or cause any term, covenant, condition or obligation required under this Agreement to be performed or observed by the Seller to be promptly performed or observed on behalf of the Seller or to protect the security of this Agreement;

SECTION 10. Notices. All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the “Address for Notices” specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser.

SECTION 12. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

SECTION 14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS

AND DECISIONS OF NEW YORK. THE PARTIES HERETO AGREE THAT THE STATE OF NEW YORK HAS SIGNIFICANT CONNECTIONS WITH THE TRANSACTION AND THEY INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 15. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

SECTION 16. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser shall be entitled to assign its rights under this Agreement without the consent of the Seller. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns.

SECTION 17. Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party, or third party beneficiary, against whom such waiver or modification is sought to be enforced.

SECTION 18. Taxes.

(a) All payments made by an borrower in respect of a Mortgage Loan and all payments made by the Seller under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes. If any Taxes are required to be withheld from any amounts payable to the Purchaser, then the amount payable to such Person will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on the Purchaser, with respect to payments required to be made by the Seller under this Agreement by a taxing jurisdiction in which the Purchaser is organized, conducts business or is paying taxes (as the case may be).

(b) The Seller will indemnify the Purchaser for the full amount of Taxes payable by such Person in respect of Additional Amounts and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. All payments in respect of this indemnification shall be made within ten (10) days from the date a written invoice therefor is delivered to the Seller.

(c) Within thirty (30) days after the date of any payment by the Seller of any Taxes, the Seller will furnish to the Purchaser, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof. Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 19 shall survive the termination of this Agreement.

SECTION 19. Due Diligence. The Seller acknowledges that the Purchaser has the right to perform continuing due diligence and other reviews with respect to the Mortgage Loans and the Seller for purposes of verifying compliance with the representations, warranties, covenants, agreements and specifications made hereunder, under the Mortgage Loan Documents or otherwise, and the Seller agrees that, upon reasonable (but no less than one (1) Business Day’s) prior notice, unless an Event of Default shall have occurred, in which case no notice is required, to the Seller, as applicable, the Purchaser or its authorized representatives shall be permitted during normal business hours to examine, inspect, and make copies and extracts of, the books and records of the Seller and any and all documents, records, agreements, instruments or information relating to the Mortgage Loans in the possession or under the control of the Seller and any Affiliates of the Seller. The Seller shall make available to the Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Seller, the Mortgage Loans and the Seller’s books and records. The Seller shall also make available to the Purchaser any accountants or auditors of the Seller to answer any questions or provide any documents as the Purchaser may require. The Seller shall also cause each servicer or trustee with respect to such Mortgage Loans to cooperate with the Purchaser by permitting the Purchaser to conduct due diligence reviews of files of each such servicer or trustee relating to the Mortgage Loans to the extent such reviews are permitted under the terms of the Mortgage Loan Documents. The Purchaser, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in the Transaction, including, without limitation, ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re–generating the information used to originate such Mortgage Loans. The Purchaser may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Seller agrees to reasonably cooperate with the Purchaser and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Purchaser and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Seller. The Seller shall pay all out–of–pocket costs and expenses incurred by Purchaser in connection with the Purchaser’s activities pursuant to this Section 19.

SECTION 20. Intent.

(a) The parties recognize that each Transaction is a “Repurchase Agreement” as that term is defined in Section 101 of Title 11 of the Bankruptcy Code (except insofar as the type of Mortgage Loans subject to each Transaction or the term of such Transaction would render such definition inapplicable) and a “Securities Contract” as that term is defined in Section 741 of Title 11 of the United States Code (except insofar as the type of Mortgage Loans subject to such Transaction would render such definition inapplicable). It is understood that this Agreement constitutes a “Master Netting Agreement” as that term is defined in Section 101 of Title 11 of the United State Code.

(b) The parties agree and acknowledge that if a party hereto is an “Insured Depository Institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “Qualified Financial Contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of Mortgage Loans subject to such Transaction would render such definition inapplicable).

(c) It is understood that this Agreement constitutes a “Netting Contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “Covered Contractual Payment Entitlement” or “Covered Contractual Payment Obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “Financial Institution” as that term is defined in FDICIA or regulations promulgated thereunder).

(d) It is understood that any party’s right to liquidate Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 7 is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

SECTION 21. Assignments. Purchaser may, upon notice to the Seller and without consent of the Seller, sell participating interests in the Transactions, its interest in the Mortgage Loans, or any other interest of Purchaser under this Agreement. Purchaser may, at any time and from time to time, assign to any Person all or any part of its rights and interest in the Mortgage Loans, or any other interest of Purchaser under this Agreement. The Seller agrees to cooperate with Purchaser in connection with any such assignment, transfer or sale of participating interest and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement in order to give effect to such assignment, transfer or sale.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

SELLER

CBRE Realty Finance Holdings IV, LLC

By:	CBRE Realty Finance Holdings, LLC

By:
Name:
Title:

CBRE Realty Finance TRS Warehouse Funding III, LLC

By:	CBRE Realty Finance TRS, Inc.

By:
Name:
Title:

Address for Notices:

185 Asylum Street, 37th Floor
Hartford, Connecticut 06103
Attn: Ann Marie O’Rourke
Fax: (860) 275-6225

With a copy to:

Dechert LLP
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attn: Richard D. Jones
Fax: (215) 655-2501

PURCHASER

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name: Joseph F. Cannon
Title: Vice President

Address for Notices:

One Wachovia Center
301 South College Street NC1066
Charlotte, North Carolina 28288-0166
Telecopier No.: (704) 715-0066
Telephone No.: (704) 383-2324

with a copy to:

Cadwalader, Wickersham & Taft LLP
227 West Trade Street, Suite 2400
Charlotte, North Carolina 28209
Attention: Stuart N. Goldstein

Acknowledged and Agreed:

CBRE REALTY FINANCE, INC., a Maryland corporation, as Guarantor

By:
Name:
Title:

CBRE REALTY FINANCE HOLDINGS, LLC, a Delaware limited liability company, as Guarantor

By:
Name:
Title:

Schedule 1(a)

REPRESENTATIONS AND WARRANTIES

RE: MORTAGE LOANS THAT ARE WHOLE LOANS

Seller represents and warrants to Purchaser, with respect to each Mortgage Loan that is a Whole Loan, that except as specifically disclosed to and approved by Purchaser in accordance with this Agreement, as of the Closing Date for each such Mortgage Loan by Purchaser from Seller and at all times while this Agreement or the Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(a) shall be true and correct in all material respects. For purposes of this Schedule 1(a) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan that is a Whole Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Mortgage Loan.

1. The Whole Loan is a performing mortgage loan secured by a first priority security interest in a commercial or multifamily property.

2. As of the Purchase Date, such Whole Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Whole Loan.

3. Immediately prior to the sale, transfer and assignment to Purchaser thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Whole Loan, and Seller is transferring such Whole Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Whole Loan. Upon consummation of the purchase contemplated to occur in respect of such Whole Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to Purchaser all legal and beneficial interest in and to such Whole Loan free and clear of any pledge, lien, encumbrance or security interest.

4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Whole Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Whole Loan.

5. All information contained in the related Underwriting Package (or as otherwise provided to Purchaser) in respect of such Whole Loan is accurate and complete in all material respects.

6. Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Whole Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

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7. Such Whole Loan is presently outstanding, the proceeds thereof have been fully and properly disbursed and, except for amounts held in escrow by Seller, there is no requirement for any future advances thereunder.

8. Seller has full right, power and authority to sell and assign such Whole Loan and such Whole Loan or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

9. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Mortgage and/or Mortgage Note, no consent or approval by any Person is required in connection with Seller’s sale and/or Purchaser’s acquisition of such Whole Loan, for Purchaser’s exercise of any rights or remedies in respect of such Whole Loan or for Purchaser’s sale, pledge or other disposition of such Whole Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

10. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Whole Loan.

11. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Whole Loan is or may become obligated.

12. Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagee relating to such Whole Loan, directly or indirectly, for the payment of any amount required by such Whole Loan.

13. Each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Whole Loan is legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Whole Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Whole Loan documents invalid as a whole and such Whole Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of Seller to assign, transfer and convey the related Whole Loan to any other Person, except, however, for customary intercreditor restrictions limiting assignees to “Qualified Transferees”. With respect to any Underlying Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

14. As of the Purchase Date, there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Note, Mortgage or other agreements, except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

15. Seller has delivered to Purchaser or its designee the original Mortgage Note(s) made in respect of such Whole Loan, together with an original endorsement thereof executed by Seller in blank.

16. Each related assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the Purchaser’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.

17. The Whole Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Underlying Mortgaged Property subject only to the exceptions set forth in paragraph (13) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (21) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Underlying Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Whole Loan is cross-collateralized with any other Whole Loan, the lien of the Mortgage for such other Whole Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Whole Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Underlying Mortgaged Property or such Whole Loan.

18. UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property located on the Underlying Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Underlying Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Whole Loan) material to the value of the Underlying Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Whole Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Whole Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

19. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Underlying Mortgaged Property and that prior to the Purchase Date have become delinquent in respect of the Underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

20. As of the Purchase Date, the related Underlying Mortgaged Property is, to the best of Seller’s knowledge after commercially reasonable due diligence, free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the Whole Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.

21. The lien of each related Mortgage as a first priority lien in the original principal amount of such Whole Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring Seller, its successors and assigns, subject only to the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Purchaser Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Underlying Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Underlying Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

22. All insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the Whole Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which was in full force and effect with respect to the related Underlying Mortgaged Property; and all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to the related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Whole Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Whole Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the

Underlying Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Whole Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property.

The insurance policies contain a standard Mortgagee clause naming Seller, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

23. (a) Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(a) and (b) Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage Loan documents no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

24. As of the Purchase Date, such Whole Loan is not, since origination, and has not been, 30 days or more past due in respect of any scheduled payment.

25. Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Underlying Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.

26. Such Whole Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3)of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Whole Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Whole Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Whole Loan was at least equal to 80% of the principal amount of the Whole Loan (a) as of the Testing Date, or (b) as of the Purchase Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Whole Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Whole Loan, and (2) the “Testing Date” shall be the date on which the referenced Whole Loan was originated unless (a) such Whole Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Whole Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Whole Loan was in default or when default with respect to such Whole Loan was reasonably foreseeable. However, if the referenced Whole Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Whole Loan was not in default or when default with respect to such Whole Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.

27. There is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; neither Seller nor the Underlying Property Owner has taken any actions which would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Underlying Mortgage Loan documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

28. Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Underlying Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

29. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

30. Such Whole Loan is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Underlying Mortgaged Property or provide for negative amortization. Seller holds no preferred equity interest.

31. Subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Whole Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling interest (as such term is defined in the related Whole Loan documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Whole Loans which are cross-collateralized or cross-defaulted with other mortgage loans or multi-property Whole Loans or transfers of a similar nature to the foregoing meeting the requirements of the Whole Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (34) below), or (b) the related Underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Underlying Mortgaged Property, other than any existing permitted additional debt. The Whole Loan documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.

32. Except as set forth in the related Mortgage Loan documents delivered to Purchaser, the terms of the related Mortgage Note(s) and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has occurred since the date upon which the due diligence file related to the applicable Whole Loan was delivered to Purchaser or its designee.

33. Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

34. Since origination, no material portion of the related Underlying Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Whole Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Whole Loans (a) which permit defeasance by means of substituting for the Underlying Mortgaged Property (or, in the case of a Whole Loan secured by multiple Underlying Mortgaged Properties, one or more of such Underlying Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Whole Loans (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Underlying Mortgaged

Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Whole Loan, (c) where release is conditional upon the satisfaction of certain underwriting and legal requirements and the payment of a release price that represents adequate consideration for such Underlying Mortgaged Property or the portion thereof that is being released, (d) which permit the related Mortgagor to substitute a replacement property in compliance with REMIC Provisions or (e) which permit the release(s) of unimproved out-parcels or other portions of the Underlying Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the Whole Loan or that were not allocated to any value in the underwriting during the origination of the Whole Loan, the terms of the related Mortgage do not provide for release of any portion of the Underlying Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

35. There are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property. The Whole Loan documents require the Underlying Mortgaged Property to comply with all applicable laws and ordinances.

36. None of the material improvements which were included for the purposes of determining the appraised value of the related Underlying Mortgaged Property at the time of the origination of the Whole Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Mortgaged Property or related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

37. The related Mortgagor has covenanted in its organizational documents and/or the Whole Loan documents to own no significant asset other than the related Underlying Mortgaged Properties, as applicable, and assets incidental to its ownership and operation of such Underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.

38. No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by Seller to the Mortgagor and no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

39. As of the Purchase Date, there was no pending action, suit or proceeding, or governmental investigation of which Seller has received notice, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Whole Loan or the security intended to be provided by the Whole Loan documents or the current use of the Underlying Mortgaged Property.

40. As of the Purchase Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

41. The Whole Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

42. Each Whole Loan that is cross-collateralized is cross-collateralized only with other Whole Loans sold pursuant to this Agreement.

43. The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Whole Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

44. All escrow deposits and payments required pursuant to the Whole Loan as of the Purchase Date required to be deposited with Seller in accordance with the Whole Loan documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies in connection therewith.

45. As of the Purchase Date, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Underlying Mortgaged Property by the related Mortgagor. The Whole Loan documents require the borrower to maintain all such licenses, permits and authorizations.

46. The origination (or acquisition, as the case may be), servicing and collection practices used by Seller with respect to the Whole Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.

47. Except for Mortgagors under Whole Loans the Underlying Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.

48. The Whole Loan documents for such Whole Loan provide that such Whole Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor accepts responsibility for any loss incured due to fraud on the part of the Mortgagor and/or other intentional material misrepresentation. Furthermore, the Whole Loan documents for each Whole Loan provide that the related Mortgagor and an additional guarantor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Underlying Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Whole Loan documents.

49. Subject to the exceptions set forth in paragraph (13) and upon possession of the Underlying Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with such Whole Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

50. With respect to such Whole Loan, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

51. If such Whole Loan contains a provision for any defeasance of mortgage collateral, such Whole Loan permits defeasance (1) no earlier than two years after any securitization of such Whole Loan and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note. Such Whole Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related Whole Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Whole Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Whole Loan for the remainder of its term, (b) an opinion of counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from each applicable Rating Agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Whole Loan. Notwithstanding the foregoing, some of the Whole Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion of counsel.

52. To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Whole Loan, the originator of such Whole Loan was authorized to do business in the jurisdiction in which the related Underlying Mortgaged Property is located at all times when it originated and held the Whole Loan.

53. Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Whole Loan.

54. The related Underlying Mortgaged Property is not encumbered, and none of the Whole Loan documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date without the prior written consent of the holder of such Whole Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Whole Loan).

55. Each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

56. An appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of such Whole Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Whole Loan was originated.

57. The related Whole Loan documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under the related Whole Loan documents.

58. The related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.

59. With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

(a) Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

(b) Upon the foreclosure of the Whole Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).

(c) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(d) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(e) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

(f) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.

(g) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(h) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.

(i) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such Whole Loan).

(j) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(k) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

Schedule 1(b)

REPRESENTATIONS AND WARRANTIES

RE: MORTGAGE LOANS THAT ARE BRIDGE LOANS

Seller represents and warrants to Purchaser, with respect to each Mortgage Loan that is a Bridge Loan, that except as specifically disclosed to and approved by Purchaser in accordance with this Agreement, as of the Closing Date for each such Mortgage Loan by Purchaser from Seller and at all times while this Agreement or the Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(b) shall be true and correct in all material respects. For purposes of this Schedule 1(b) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan that is a Bridge Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Mortgage Loan.

1. The Bridge Loan is a performing mortgage loan secured by a first priority security interest in a commercial or multifamily property.

2. As of the Purchase Date, such Bridge Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Bridge Loan.

3. Immediately prior to the sale, transfer and assignment to the Purchasers thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Bridge Loan, and Seller is transferring such Bridge Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Bridge Loan. Upon consummation of the purchase contemplated to occur in respect of such Bridge Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Bridge Loan free and clear of any pledge, lien, encumbrance or security interest.

4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Bridge Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Bridge Loan.

5. All information contained in the related Underwriting Package (or as otherwise provided to the Purchaser) in respect of such Bridge Loan is accurate and complete in all material respects.

6. Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Bridge Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

7. Such Bridge Loan is presently outstanding. Except for amounts held in escrow by Seller, the proceeds thereof have been fully disbursed and there is no requirement for any future advances thereunder.

8. Seller has full right, power and authority to sell and assign such Bridge Loan and such Bridge Loan or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

9. Other than consents and approvals obtained as of the related Purchase Date, no consent or approval by any Person is required in connection with Seller’s sale and/or the Purchaser’s acquisition of such Bridge Loan, for the exercise by the Purchaser of any rights or remedies in respect of such Bridge Loan or for the Purchaser’s sale, pledge or other disposition of such Bridge Loan. Except for purchase options upon the occurrence of a default which are set forth in an Intercreditor Agreement included in this Mortgage Loan File, no third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

10. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Bridge Loan.

11. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Bridge Loan is or may become obligated.

12. Seller has not advanced funds other than pursuant to the Mortgage Loan Documents, or knowingly received any advance of funds from a party other than the Mortgagor relating to such Bridge Loan, directly or indirectly, for the payment of any amount required by such Bridge Loan.

13. Each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Bridge Loan is legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Bridge Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Bridge Loan documents invalid as a whole and such Bridge Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of Seller to assign, transfer and convey the related Bridge Loan to any other Person. With respect to any Underlying Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

14. As of the Purchase Date, there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Note, Mortgage or other agreements, except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

15. Reserved.

16. Each related assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the name of the Purchasers’ designee), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.

17. The Bridge Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Underlying Mortgaged Property subject only to the exceptions set forth in paragraph (13) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Bridge Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (21) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Bridge Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Bridge Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Underlying Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Bridge Loan is cross-collateralized with any other Bridge Loan, the lien of the Mortgage for such other Bridge Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Bridge Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Bridge Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Underlying Mortgaged Property or such Bridge Loan.

18. UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property located on the Underlying Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Underlying Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Bridge Loan) material to the value of the Underlying Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Bridge Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Bridge Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

19. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Underlying Mortgaged Property and that prior to the Purchase Date have become delinquent in respect of the Underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

20. As of the Purchase Date, the related Underlying Mortgaged Property is, to the best of Seller’s knowledge, after commercially reasonable due diligence, free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the Bridge Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.

21. The lien of each related Mortgage as a first priority lien in the original principal amount of such Bridge Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring Mortgagee, its successors and assigns, subject only to the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Purchaser as Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Underlying Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Underlying Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

22. All insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the Bridge Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which was in full force and effect with respect to the related Underlying Mortgaged Property; and all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to the related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Bridge Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Bridge Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the

Underlying Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Bridge Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property.

The insurance policies contain a standard Mortgagee clause naming Seller, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

23. (i) Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule 1(a) and (ii) Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Bridge Loan documents no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

24. As of the Purchase Date, such Bridge Loan is not, and in the prior twelve (12) months (or since the date of origination if such Bridge Loan has been originated within the past twelve (12) months), has not been, thirty (30) days or more past due (after giving effect to all grace periods available to the related Mortgagor) in respect of any scheduled payment.

25. Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Underlying Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.

26. Reserved.

27. There is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; neither Seller nor the Underlying Property Owner has taken any actions which would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Underlying Bridge Loan documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

28. Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Underlying Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

29. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

30. Such Bridge Loan is a bridge loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Underlying Mortgaged Property or provide for negative amortization. Seller holds no preferred equity interest.

31. Subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Bridge Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling interest (as such term is defined in the related Bridge Loan documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Bridge Loans which are cross-collateralized or cross-defaulted with other mortgage loans or multi-property Bridge Loans or transfers of a similar nature to the foregoing meeting the requirements of the Bridge Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (34) below), or (b) the related Underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Underlying Mortgaged Property, other than any existing permitted additional debt. The Bridge Loan documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.

32. Except as set forth in the related Bridge Loan documents delivered to the Purchaser or its designee, the terms of the related Mortgage Note(s) and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or rescission has occurred since the date upon which the due diligence file related to the applicable Bridge Loan was delivered to the Purchaser or its designee.

33. Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

34. Since origination, no material portion of the related Underlying Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Bridge Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Bridge Loans (a) which permit defeasance by means of substituting for the Underlying Mortgaged Property (or, in the case of a Bridge Loan secured by multiple Underlying Mortgaged Properties, one or more of such Underlying Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Bridge Loans (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Underlying Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Bridge Loan, (c) where release is conditional upon the satisfaction of certain underwriting and legal requirements and the payment of a release price that represents adequate consideration for such Underlying Mortgaged Property or the portion thereof that is being released, (d) which permit the related Mortgagor to substitute a replacement property in compliance with REMIC Provisions or (e) which permit the release(s) of unimproved out-parcels or other portions of the Underlying Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the Bridge Loan or that were not allocated to any value in the underwriting during the origination of the Bridge Loan, the terms of the related Mortgage do not provide for release of any portion of the Underlying Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

35. There are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property. The Bridge Loan documents require the Underlying Mortgaged Property to comply with all applicable laws and ordinances.

36. None of the material improvements which were included for the purposes of determining the appraised value of the related Underlying Mortgaged Property at the time of the origination of the Bridge Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Mortgaged Property or related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

37. The related Mortgagor has covenanted in its organizational documents and/or the Bridge Loan documents to own no significant asset other than the related Underlying Mortgaged Properties, as applicable, and assets incidental to its ownership and operation of such Underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.

38. No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by Seller to the Mortgagor and no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

39. As of the Purchase Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Bridge Loan or the security intended to be provided by the Bridge Loan documents or the current use of the Underlying Mortgaged Property.

40. As of the Purchase Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

41. The Bridge Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

42. Each Bridge Loan that is cross-collateralized is cross-collateralized only with other Bridge Loans sold pursuant to this Agreement.

43. The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Bridge Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

44. All escrow deposits and payments required pursuant to the Bridge Loan as of the Purchase Date required to be deposited with Seller in accordance with the Bridge Loan documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies in connection therewith.

45. As of the Purchase Date, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Underlying Mortgaged Property by the related Mortgagor. The Bridge Loan documents require the borrower to maintain all such licenses, permits and authorizations.

46. The origination (or acquisition, as the case may be), servicing and collection practices used by Seller with respect to the Bridge Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for commercial or multifamily loan programs, as applicable.

47. Except for Mortgagors under Bridge Loans the Underlying Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.

48. The Bridge Loan documents for such Bridge Loan provide that such Bridge Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor accepts responsibility for any loss incurred due to fraud on the part of the Mortgagor, other intentional material misrepresentation and other customary matters. Furthermore, the Bridge Loan documents for each Bridge Loan provide that the related Mortgagor and an additional guarantor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Underlying Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Bridge Loan documents.

49. Subject to the exceptions set forth in paragraph (13) and upon possession of the Underlying Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with such Bridge Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

50. Reserved.

51. If such Bridge Loan contains a provision for any defeasance of mortgage collateral, such Bridge Loan permits defeasance (1) no earlier than two years after any securitization of such Bridge Loan and (2) only with substitute collateral constituting

“government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note. Such Bridge Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related Bridge Loan documents permit the lender to charge all of its reasonable expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Bridge Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Bridge Loan for the remainder of its term, (b) an opinion of counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from S&P, Fitch, and Moody’s that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Bridge Loan. Notwithstanding the foregoing, some of the Bridge Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion of counsel.

52. To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Bridge Loan, the originator of such Bridge Loan was authorized to do business in the jurisdiction in which the related Underlying Mortgaged Property is located at all times when it originated and held the Bridge Loan.

53. Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Bridge Loan.

54. The related Underlying Mortgaged Property is not encumbered, and none of the Bridge Loan documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date without the prior written consent of the holder of such Bridge Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Bridge Loan).

55. Each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

56. An appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of such Bridge Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Bridge Loan was originated.

57. The related Bridge Loan documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under the related Bridge Loan documents.

58. The related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.

59. With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

(a) Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

(b) Upon the foreclosure of the Bridge Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).

(c) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(d) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(e) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no default notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

(f) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title

Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.

(g) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(h) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.

(i) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Bridge Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such Bridge Loan).

(j) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(k) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

Schedule 1(c)

REPRESENTATIONS AND WARRANTIES

RE: PURCHASED ASSETS CONSISTING OF JUNIOR INTERESTS

Seller represents and warrants to Purchaser, with respect to each Mortgage Loan that is a Junior Interest, that except as specifically disclosed to and approved by Purchaser in accordance with this Agreement, as of the Closing Date for each such Mortgage Loan by Purchaser from Seller and at all times while this Agreement or the Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(c) shall be true and correct in all material respects. For purposes of this Schedule 1(c) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan that is a Junior Interest if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Mortgage Loan.

1. The Junior Interest is (a) a junior participation interest in a Whole Loan or (b) a “B-note” in an “A/B structure” in a Whole Loan.

2. As of the Purchase Date, such Junior Interest complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Junior Interest.

3. Immediately prior to the sale, transfer and assignment to Purchaser thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Junior Interest, and Seller is transferring such Junior Interest free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Junior Interest. Upon consummation of the purchase contemplated to occur in respect of such Junior Interest on the Purchase Date therefor, Seller will have validly and effectively conveyed to Purchaser all legal and beneficial interest in and to such Junior Interest free and clear of any pledge, lien, encumbrance or security interest.

4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Junior Interest nor were any fraudulent acts committed by any Person in connection with the origination of such Junior Interest.

5. All information contained in the related Underwriting Package (or as otherwise provided to Purchaser) in respect of such Junior Interest is accurate and complete in all material respects.

6. Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Junior Interest and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

7. Seller has full right, power and authority to sell and assign such Junior Interest and such Junior Interest or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

8. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Mortgage and/or Mortgage Note, no consent or approval by any Person is required in connection with Seller’s sale and/or Purchaser’s acquisition of such Junior Interest, for Purchaser’s exercise of any rights or remedies in respect of such Junior Interest or for Purchaser’s sale, pledge or other disposition of such Junior Interest. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

9. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Junior Interest.

10. Seller has delivered to Purchaser or its designee the original promissory note, certificate or other similar indicia of ownership of such Junior Interest, however denominated, together with an original assignment thereof, executed by Seller in blank, or, with respect to a participation interest, reissued in Purchaser’s name (or such other name as designated by the Purchaser).

11. No default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or senior to the interests of the holder of such Junior Interest in respect of the related Underlying Mortgaged Property and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien or other interest.

12. No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Junior Interest, the related Whole Loan or any other obligation of the Underlying Property Owner, (ii) material non-monetary default, breach or violation exists with respect to such Junior Interest, the related Whole Loan or any other obligation of the Underlying Property Owner, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

13. Such Junior Interest has not been and shall not be deemed to be a Security within the meaning of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

14. Each related Underlying Mortgage Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to the origination of such Underlying Mortgage Loan.

15. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Junior Interest is or may become obligated.

16. Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagee relating to such Junior Interest, directly or indirectly, for the payment of any amount required by such Junior Interest.

17. With respect to each related Underlying Mortgage Loan, each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Underlying Mortgage Loan is legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Underlying Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Underlying Mortgage Loan documents invalid as a whole and such Underlying Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of any holder thereof to assign, transfer and convey all or any portion of the related Underlying Mortgage Loan or the related Junior Interest to any other Person , except, however, for customary intercreditor restrictions limiting assignees to “Qualified Transferees”. With respect to any Underlying Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

18. With respect to the Junior Interest and each related Underlying Mortgage Loan, as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, and, as of the Purchase Date for the related Purchased Asset, there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Note, Mortgage or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

19. With respect to the Underlying Mortgage Loan, each related Assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the Purchaser’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.

20. The Underlying Mortgage Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Underlying Mortgaged Property subject only to the exceptions set forth in paragraph (17) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Underlying Mortgage Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (24) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Underlying Mortgage Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Underlying Mortgage Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Underlying Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Underlying Mortgage Loan is cross-collateralized with any other Underlying Mortgage Loan, the lien of the Mortgage for such other Underlying Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Underlying Mortgage Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Underlying Mortgage Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Underlying Mortgaged Property or such Underlying Mortgage Loan.

21. UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property located on each related Underlying Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate such Underlying Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Underlying Mortgage Loan) material to the value of such Underlying Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Underlying Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Underlying Mortgage Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

22. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related Underlying Mortgaged Property and that prior to the Purchase Date for the related Purchased Asset have become delinquent in respect of such Underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

23. As of the Purchase Date for the related Purchased Asset, each related Underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the related Underlying Mortgage Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.

24. With respect to each related Underlying Mortgage Loan, the lien of each related Mortgage as a first priority lien in the original principal amount of such Underlying Mortgage Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgagee, its successors and assigns, subject only to the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the trustee as Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Underlying Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Underlying Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

25. With respect to each related Underlying Mortgage Loan, as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the Underlying Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which was in full force and effect with respect to each related Underlying Mortgaged Property; and, as of the Purchase Date for the related Purchased Asset, all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to each related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date for the related Purchased Asset have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Underlying Mortgage Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Underlying Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Underlying Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property.

26. The insurance policies contain a standard Mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

27. With respect to any Underlying Mortgage Loan (a) other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule and (b) Seller has not waived any material default, breach, violation or event of acceleration under the related Mortgage or Mortgage Note and, pursuant to the terms of such Mortgage or Mortgage Note and other Underlying Mortgage Loan documents, no Person or party other than the holder of the related Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

28. As of the Purchase Date, the Underlying Mortgage Loan is not, since origination, and has not been, 30 days or more past due in respect of any scheduled payment.

29. Each Mortgage related to the Underlying Mortgage Loan does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Underlying Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.

30. Each related Underlying Mortgage Loan secured by commercial or multifamily residential property constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on such commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Underlying Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Underlying Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Underlying Mortgage Loan was at least equal to 80% of the principal amount of the Underlying Mortgage Loan (a) as of the Testing Date, or (b) as of the Purchase Date for the

related Purchased Asset. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Underlying Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Underlying Mortgage Loan, and (2) the “Testing Date” shall be the date on which the referenced Underlying Mortgage Loan was originated unless (a) such Underlying Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Underlying Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Underlying Mortgage Loan was in default or when default with respect to such Underlying Mortgage Loan was reasonably foreseeable. However, if the referenced Underlying Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Underlying Mortgage Loan was not in default or when default with respect to such Underlying Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.

31. There is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; neither Seller nor the Underlying Property Owner has taken any actions which would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Underlying Mortgage Loan documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

32. With respect to each related Underlying Mortgage Loan, each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Underlying Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

33. No issuer of the Purchased Asset, no co-participant and no Mortgagor related to any Underlying Mortgage Loan, is a debtor in any state or federal bankruptcy or insolvency proceeding.

34. Except for the related Purchased Asset, each related Underlying Mortgage Loan is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Underlying Mortgaged Property or provide for negative amortization.

35. With respect to each related Underlying Mortgage Loan, subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Underlying Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling interest (as such term is defined in the related Underlying Mortgage Loan documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Underlying Mortgage Loans which are cross-collateralized or cross-defaulted with other mortgage loans or transfers of a similar nature to the foregoing meeting the requirements of the Underlying Mortgage Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (38) below), or (b) the related Underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Underlying Mortgaged Property, other than any existing permitted additional debt. The Underlying Mortgage Loan documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.

36. With respect to each Purchased Asset and the related Underlying Mortgage Loan, except as set forth in the related Mortgage Loan Documents delivered to Purchaser, the terms of the related documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such documents and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has occurred since the date upon which the due diligence file related to the applicable Purchased Asset was delivered to Purchaser or its designee.

37. Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

38. Since origination, no material portion of any related Underlying Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Underlying Mortgage Loan or the Purchased Asset or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Underlying Mortgage Loans (a) which permit defeasance by means of substituting for the Underlying Mortgaged Property (or, in the case of an Underlying Mortgage Loan secured by multiple Underlying Mortgaged Properties, one or more of such Underlying Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Underlying Mortgage Loan (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Underlying

Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Underlying Mortgage Loan, (c) where release is conditional upon the satisfaction of certain underwriting and legal requirements and the payment of a release price that represents adequate consideration for such Underlying Mortgaged Property or the portion thereof that is being released, (d) which permit the related Mortgagor to substitute a replacement property in compliance with REMIC Provisions or (e) which permit the release(s) of unimproved out-parcels or other portions of the Underlying Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the Underlying Mortgage Loan or that were not allocated to any value in the underwriting during the origination of the Underlying Mortgage Loan, the terms of the related Mortgage do not provide for release of any portion of the Underlying Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

39. With respect to each related Underlying Mortgage Loan, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property. The Underlying Mortgage Loan documents require the Underlying Mortgaged Property to comply with all applicable laws and ordinances.

40. None of the material improvements which were included for the purposes of determining the appraised value of any related Underlying Mortgaged Property at the time of the origination of the respective Underlying Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Mortgaged Property or related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

41. The related Mortgagor has covenanted in its respective organizational documents and/or the underlying Mortgage Loan documents to own no significant asset other than the related Underlying Mortgaged Properties, as applicable, and assets incidental to its respective ownership and operation of such Underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.

42. With respect to each related Underlying Mortgage Loan, no advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by Seller to the Mortgagor and no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage related thereto.

43. With respect to each related Underlying Mortgage Loan, as of the Purchase Date for the related Purchased Asset, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Underlying Mortgage Loan or the security intended to be provided by the Underlying Mortgage Loan documents or the current use of the Underlying Mortgaged Property.

44. With respect to each related Underlying Mortgage Loan, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

45. With respect to the Purchased Asset and each related Underlying Mortgage Loan, such Underlying Mortgage Loan and the Purchased Asset and all interest thereon (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

46. Each Underlying Mortgage Loan that is cross-collateralized is cross-collateralized only with other Underlying Mortgage Loans sold pursuant to this Agreement.

47. The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Underlying Mortgage Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

48. All escrow deposits and payments required pursuant to the Underlying Mortgage Loan as of the Purchase Date required to be deposited with Seller in accordance with the Underlying Mortgage Loan documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies in connection therewith.

49. With respect to each related Underlying Mortgage Loan, as of the Purchase Date, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Underlying Mortgaged Property by the related Mortgagor. The Underlying Mortgage Loan documents require the borrower to maintain all such licenses, permits and authorizations.

50. With respect to the Junior Interest and each related Underlying Mortgage Loan, the origination (or acquisition, as the case may be), servicing and collection practices used by Seller with respect to such Underlying Mortgage Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.

51. With respect to each related Underlying Mortgage Loan, except for Mortgagors under Underlying Mortgage Loans the Underlying Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.

52. The documents for each related Underlying Mortgage Loan provide that each such Underlying Mortgage Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor accepts responsibility for any loss uncured due to fraud on the part of the Mortgagor and/or other intentional material misrepresentation. Furthermore, the documents for each related Underlying Mortgage Loan provide that the related Mortgagor and an additional guarantor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Underlying Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Underlying Mortgage Loan documents.

53. Subject to the exceptions set forth in paragraph (17) and upon possession of the Underlying Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Underlying Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

54. With respect to each related Underlying Mortgage Loan, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

55. If any related Underlying Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Underlying Mortgage Loan permits defeasance (1) no earlier than two years after any securitization of the Underlying Mortgage Loan or the Junior Interest and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note. No related Underlying Mortgage Loan was originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if the Mortgage related to any such Underlying Mortgage Loan contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related Underlying Mortgage Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Underlying Mortgage Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Underlying Mortgage Loan for the remainder of its term, (b) an opinion of counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from each applicable Rating Agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Underlying Mortgage Loan or the Junior Interest. Notwithstanding the foregoing, some of the Underlying Mortgage Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion of counsel.

56. With respect to each related Underlying Mortgage Loan, to the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of such Underlying Mortgage Loan, the originator of such Underlying Mortgage Loan was authorized to do business in the jurisdiction in which the related Underlying Mortgaged Property is located at all times when it originated and held the Underlying Mortgage Loan.

57. Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under any related Underlying Mortgage Loan.

58. With respect to each related Underlying Mortgage Loan, the related Underlying Mortgaged Property is not encumbered, and none of the Underlying Mortgage Loan documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date of the related Purchased Asset without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after such Purchase Date).

59. With respect to each related Underlying Mortgage Loan, each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

60. With respect to each related Underlying Mortgage Loan, an appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of such Underlying Mortgage Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Underlying Mortgage Loan was originated.

61. With respect to each related Underlying Mortgage Loan, the related Underlying Mortgage Loan documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under such Underlying Mortgage Loan documents.

62. With respect to each related Underlying Mortgage Loan, the related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.

63. With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

(a) Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date of the related Purchased Asset and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

(b) Upon the foreclosure of the Underlying Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).

(c) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(d) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(e) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

(f) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.

(g) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(h) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.

(i) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Underlying Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such Underlying Mortgage Loan).

(j) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(k) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

Exhibit A

(Defined Terms)

“Allocated Underlying Debt”: With respect to an Underlying Mortgaged Property, any senior or pari passu Indebtedness secured directly or indirectly by such Underlying Mortgaged Property, including, without limitation, any preferred equity interest or mezzanine debt that is senior to, or pari passu with, the related Mortgage Loan in right of payment or priority.

“Applicable Law”: For any Person or Property of such Person, all existing and future applicable laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, as amended from time to time, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial or quasi–judicial tribunal or agency of competent jurisdiction.

“Asset Value”: As of any date of determination for each Mortgage Loan, the least of (i) the product of the Book Value of such Mortgage Loan times the Purchase Rate applicable thereto, (ii) the product of the Market Value of such Mortgage Loan times the Purchase Rate applicable thereto, and (iii) if the LTV as of any date of determination for an Underlying Mortgaged Property (including the principal amount of a Mortgage Loan) is greater than the LTV as of the Closing Date, the product of (A) that portion of the principal amount of such Mortgage Loan, which when added to the Allocated Underlying Debt for such Underlying Mortgaged Property, would result in an LTV for such Underlying Mortgaged Property that would equal the LTV as of the Closing Date for such Mortgaged Property times (B) the Purchase Rate applicable to such Mortgage Loan. As of each date of determination, the Purchase Rate shall take into account all adjustments applicable thereto pursuant to the proviso set forth at the end of the definition thereof and, unless otherwise specifically agreed by Purchaser in its sole discretion, the Asset Value shall be deemed to be zero with respect to each Mortgage Loan (i) in respect of which there is a material breach of a representation and warranty set forth in Schedule 1(a) or 1(b) (as applicable) that has not been cured by the Seller in accordance with the terms of this Agreement (and any applicable cure period set forth in this Agreement has expired) or waived in writing by Purchaser (assuming each representation and warranty is made as of the date the Asset Value is determined), (ii) which is a any Wet Mortgage Loan in respect of which the Mortgage File has not been delivered to Purchaser or its designee within five (5) Business Days following the Purchase Date and (iii) upon the occurrence of any Insolvency Event with respect to any other Person having an interest in such Mortgage Loan or any related Underlying Mortgaged Property which is senior to, or pari passu with, in right of payment or priority the rights of Purchaser in such Mortgage Loan.

Notwithstanding any other provision herein, the Seller agrees that to the extent the Seller fails to deliver any reports required hereunder with respect to the Mortgage Loan and/or Underlying Mortgaged Property, such failure will adversely affect the Asset Value of such

Mortgage Loan, and, to the extent that such failure to deliver reports causes Purchaser to determine in its good faith that it is unable to accurately determine the Asset Value of such Mortgage Loan, the Asset Value shall be deemed to be zero.

“Book Value”: With respect to any Mortgage Loan at any time, an amount, as certified by the Seller, equal to the lesser of (x) the face or par amount of such Mortgage Loan and (y) the price which the Seller paid for such Mortgage Loan plus any additional capital advanced by the Seller in respect of such Mortgage Loan, less, in either case, an amount equal to the sum of all principal paydowns paid in respect of such Mortgage Loan and realized losses or other write downs recognized relating to such Mortgage Loan.

“Bridge Loan”: A performing first priority commercial real estate whole loan for which the Underlying Mortgaged Property has not stabilized or is in a period of transition, as determined by the Purchaser in its sole discretion.

“Business Day”: Any day other than a Saturday or a Sunday on which (a) banks are not required or authorized to be closed in Charlotte, North Carolina.

“Collection Account”: The collection account identified on Exhibit D attached hereto which is subject to the Account Control Agreement. The Seller shall not have any rights of withdraw from or any rights in or to the Collection Account, except to the limited extent expressly provided in Subsection 7(f) with regard to the Seller’s right under certain circumstances to receive payments from the Collection Account.

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its Property is bound or is subject.

“Custodial Agreement”: That certain Custodial Agreement, by and among the Seller, the Purchaser and the Custodian, dated July 20, 2006, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Custodian”: Wells Fargo Bank, N.A. and its successors in interest, as custodian under the Custodial Agreement, and any successor custodian under the Custodial Agreement.

“Default Rate”: An annual rate of interest equal to the lesser of (a) the highest rate allowable at law and (b) LIBOR plus 5.00%.

“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Seller, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Seller, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Seller, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Governmental Authority”: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority)

thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its Properties, and any accounting board or authority (whether or not a part of government) that is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Guarantee Agreement”: A Guarantee Agreement made by the Guarantors in favor of Purchaser, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time. Recourse under the Guarantee Agreement shall be fully recourse to the Seller and shall include a joint and several recourse carve out in favor of the Purchaser.

“Income”: With respect to any Mortgage Loan at any time, all collections and proceeds on or in respect of the Mortgage Loan, including, without limitation, any principal thereof then payable and all interest or other distributions payable thereon less any related servicing fee(s) charged by the servicer.

“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its Property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its Property, or ordering the winding–up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its Property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Junior Interest”: (a) A junior participation interest in a performing commercial real estate loan for which the Underlying Mortgaged Property has fully stabilized, as determined by the Purchaser in its sole discretion, or (b) a “B-note” in an “A/B structure” in a performing commercial real estate loan for which the Underlying Mortgaged Property has fully stabilized, as determined by the Purchaser in its sole discretion.

“LIBOR”: LIBOR will be determined on the basis of the offered rate for deposits of not less than U.S. $1,000,000 for a period of one month (as determined every 30 days thereafter) commencing on the Closing Date, which appears on Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time (or such other page as may replace the Dow Jones Market Service (formerly Telerate) Page on that service for the purposes of displaying London interbank offered rates of major banks). If no such offered rate appears, LIBOR with respect to the relevant period will be determined by the Seller and the Purchaser in good faith.

“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties).

“LTV”: With respect to any Mortgage Loan, at the time of determination, the ratio of (a) the outstanding principal amount of such Mortgage Loan at such time plus the amount of any Allocated Underlying Debt for such Mortgage Loan at such time to (b) the lesser of (i) the appraised value of the related Underlying Mortgaged Property, as determined by reference to the third-party appraisal, meeting the standards required by FIRREA, of such Underlying Mortgaged Property, with such appraised value being subject to adjustment by Purchaser in its sole discretion, and (ii) the purchase price of such Underlying Mortgaged Property.

“Market Disruption Event”: Any event or events which, in the good faith determination of the Purchaser, shall have resulted in (i) the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by commercial mortgage loans or securities, (ii) the Purchaser not being able to finance Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events, (iii) the effective absence of a “securities market” for securities backed by Mortgage Loans or (iv) the Purchaser not being able to sell securities backed by Mortgage Loans at prices which would have been reasonable prior to the occurrence of such event or events.

“Market Value”: As of any date in respect of any Mortgage Loan, the price at which such Mortgage Loan could readily be sold (which price shall in no event be greater than the outstanding principal amount (or equivalent term for “par” for Mortgage Loans with no principal amount) of such Mortgage Loan, as determined by Purchaser in its sole discretion exercised in good faith by (i) reference to the market value of the Underlying Mortgaged Property, which shall be determined by a third-party appraisal of the Underlying Mortgaged Property, if any, (which appraisal may, at the election of Purchaser, be the appraisal in place at the time such Mortgage Loan is sold to the Purchaser hereunder), as such determination of the market value of the Underlying Mortgaged Property may be adjusted by Purchaser in its sole discretion exercised in good faith, and (ii) taking into account such other criteria as Purchaser deems appropriate in its good faith, including, without limitation, current market conditions (including, without limitation, current interest rates and spreads), credit quality, liquidity of position, eligibility for securitization, subordination, and delinquency status and aging, which price, in each case, may be determined by Purchaser in its sole discretion to be zero.

“Material Adverse Effect”: A material adverse effect on (a) the Property, business, operations, financial condition or prospects of Seller, (b) the ability of Seller to perform its obligations under this Agreement, (c) the validity or enforceability of this Agreement, (d) the rights and remedies of Purchaser under this Agreement, (e) the timely payment of any amounts payable under this Agreement, or (f) the liquidity of any or all of the Mortgage Loans.

“Mortgage Note”: The original executed promissory note or other evidence of the indebtedness of a mortgagor with respect to a Mortgage Loan.

“Mortgaged Property”: The real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

“Payment Date”: The 1st day of each month, or, if such day is not a Business Day, the next Business Day.

“PBGC”: The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed, and whether tangible or intangible.

“Purchase Rate”: With respect to each Mortgage Loan, the Purchase Rate identified in the Confirmation.

“Purchaser’s Account”: The account of the Purchaser identified on Exhibit D attached hereto. The Seller shall not have any rights or interests in or rights of withdrawal from the Purchaser’s Account.

“Servicing Standard”: The servicer shall service and administer the Mortgage Loans for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loan on a net present value basis, and (c) without regard to (i) any relationship that the servicer, as the case may be, or any affiliate thereof may have with the related mortgagor, the Depositor, the Seller or any other party to the transaction or any affiliate thereof; (ii) the right of the servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the ownership, servicing or management by the servicer or any affiliate thereof for others of any other mortgage loans or mortgaged property; (v) any obligation of the servicer or any affiliate to repurchase or substitute a Mortgage Loan; (vi) any obligation of the servicer or any affiliate to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (vii) any debt the servicer or any affiliate has extended to any mortgagor or any affiliate of such mortgagor.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

“Underlying Mortgaged Property”: The Mortgaged Property securing a Whole Loan or Bridge Loan, or with respect to a Junior Interest, the Mortgaged Property securing such Junior Interest (if the Junior Interest is of the type described in clause (a) of the definition thereof), or the Mortgaged Property securing the Mortgage Loan in which such Junior Interest represents a junior participation (if the Junior Interest is of the type described in clause (b) of the definition thereof).

“Whole Loan”: A performing first priority commercial real estate whole loan for which the Underlying Mortgaged Property has fully stabilized, as determined by the Purchaser in its sole discretion.

Exhibit B-1

(Mortgage Loan Schedule)

[Attach Excel File]

B-1-1

Exhibit B-2

(Reserves and Escrows)

Tax Escrow at :	$
Insurance Escrow at :	$
Replacement Reserve at :	$
Prepaid Interest at :	$
Reserve for Tenant Improvements/Leasing Commissions at :	$

B-2-1

Exhibit C

FORM OF CONFIRMATION

[DATE]

Wachovia Bank, National Association

301 South College Street

Charlotte, North Carolina 28288

Attention:

Confirmation No.:

Ladies/Gentlemen:

Reference is made to that certain Transaction, dated as of [        ], made by Seller pursuant to the Mortgage Loan Purchase Agreement, dated as of July 20, 2006 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “MLPA”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the MLPA) by and among Wachovia Bank, National Association (“Purchaser”) and CBRE Realty Finance Holdings IV, LLC and CBRE Realty Finance TRS Warehouse Funding III, LLC (collectively, “Seller”).

Seller and Purchaser hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, Seller shall sell and assign to Purchaser, and Purchaser shall purchase and assume from Seller, all of Seller’s right, title and interest in, to and under the Mortgage Loans listed in Appendix I hereto.

Purchase Date:

Mortgage Loans requested to be purchased: See Appendix I hereto.

Transitional Asset: [Yes / No]

Special Purpose Transaction: [Yes / No]

If yes: [Wet Funding or Future Funding Obligation]

Aggregate principal amount of Eligible Assets requested to be purchased:

Pricing Rate:

Purchase Price:

Repurchase Date: [unless otherwise specified in the final Confirmation, the Repurchase Date shall be the Facility Termination Date]

Repurchase Price:

Additional Terms and Conditions:

C-1

CBRE Realty Finance Holdings IV, LLC, as Seller

By:	CBRE Realty Finance Holdings, LLC

By:
Name:
Title:

CBRE Realty Finance TRS Warehouse Funding III, LLC, as Seller

By:	CBRE Realty Finance TRS, Inc.

By:
Name:
Title:

Acknowledged and Agreed:

Wachovia Bank, National Association, as Purchaser

By:
Name:
Title:

F-2

Exhibit D

Collection Account

ABA number: 053000219
Account number: 2000032624766
Account name: CBRE Realty Finance Holdings IV, LLC

D-1

Exhibit E

[Reserved]

E-1

Exhibit F

FORM OF ESCROW AGREEMENT

            , 200_

VIA FAX

[Settlement Agent Address]

Re:	Sale of $ Loan (the “Mortgage Loan”) to Wachovia Bank, National Association (“Purchaser”) from CBRE Realty Finance Holdings IV, LLC and CBRE Realty Finance TRS Warehouse Funding III, LLC (“Seller”)

Dear Ladies and Gentlemen:

This letter shall constitute the escrow instructions to be followed by                      (the “Settlement Agent”) for the purchase by Purchaser of Mortgage Loans from Seller.

SECTION 1. By executing a copy of this letter and returning it to the undersigned, the Settlement Agent acknowledges receipt of the following documents:

(a) the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed in blank, on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied, except as provided herein);

(b) an original or copy of all of the other Mortgage Loan documents, together with any and all intervening assignments thereof; and

(c) an original assignment of all documents relating to the Mortgage Loans (to the extent not already assigned pursuant to clause (b) above), in blank.

SECTION 2. Following the acceptance by the Settlement Agent of these escrow instructions, the Purchaser will wire or cause to be wired the amount of $[                    ] net of certain amounts as set forth on the settlement statement attached hereto as Exhibit A (the “Proceeds”) on                     , 200_ to the account of the Settlement Agent (the “Escrow Account”) in accordance with the following instructions:

Credit Account:

Account No.

ABA NO.

Bank Information:

SECTION 3. To the extent applicable to the related Mortgage Loan, the following requirements must be satisfied before the Proceeds may be disbursed by the Settlement Agent:

(a) The Settlement Agent shall acknowledge that all requirements have been satisfied and that the Settlement Agent is prepared to issue the title policy described in paragraph 3(d) below. In addition, it is understood that the Settlement Agent has confirmed that all documents delivered with these escrow instructions have been properly executed, acknowledged and/or witnessed, that all documents are in proper recordable form, to the extent applicable, and that all exhibits (including correct property descriptions) have been appended.

(b) To the extent applicable to the purchased Mortgage Loan, the Settlement Agent shall be in a position to record the Mortgage and the Assignment in the Official Records of              County,              (the “Records”).

(c) The Settlement Agent shall be in a position to record and file one of the UCC-l’s in the Records, and/or in the appropriate office of the Secretary of State of the State of             .

(d) The Settlement Agent shall be in a position to issue, and by the execution of these escrow instructions the Settlement Agent hereby irrevocably commits to issue, and upon disbursement of Proceeds the Settlement Agent shall be deemed to have issued, a title insurance policy or Eagle 9 policy to Purchaser, its successors and assigns to be dated as of the time of the recording of the Mortgage, to the extent applicable, containing recording information with respect to the above referenced documents being recorded, and otherwise in form identical to the marked-up title or Eagle 9 commitment no.                      attached hereto as Exhibit B, including all of the endorsements attached thereto (the “Title Commitment”).

(e) The Settlement Agent shall be unconditionally obligated and prepared to comply with all other requirements of this letter.

SECTION 4. Upon the satisfaction of all of the above requirements, as applicable, and upon written instructions from the undersigned that all other requirements have been satisfied, the Settlement Agent shall do the following to the extent applicable to the related Mortgage Loan:

(a) Disburse the Proceeds in accordance with the settlement statement attached hereto as Exhibit A.

(b) Record the following documents in the Records in the following order:

(i) the Mortgage; and

(ii) the Assignment.

(c) Record one of the UCC-l’s in the Records and file the other one in the appropriate office of the Secretary of State of the State of             .

(d) Upon recordation and filing of the above, send to the undersigned by overnight courier a duplicate original (or copy certified by the Settlement Agent as true and correct) of the title insurance or Eagle 9 policy issued in accordance with the instructions contained in paragraph 3(d) above.

(e) Upon disbursement of the Proceeds, send to [Bank],                     , Attention:                         , by overnight courier a duplicate original (or copy certified by the Settlement Agent as true and correct) of the Mortgage, the Assignment, and each of the UCC-1’s.

SECTION 5. By acceptance of these escrow instructions, the Settlement Agent acknowledges and agrees that upon disbursement of the funds in accordance with these instructions, the title insurance premiums will have been paid and the Title Commitment referred to in paragraph 3(d) above shall constitute Lender’s title insurance or Eagle 9 policy effective as of the date of such disbursement until receipt of the original title or Eagle 9 policy containing all the appropriate recording information.

All costs and expenses incurred in carrying out these instructions shall be borne by Seller, and the Settlement Agent shall not look to Purchaser for reimbursement of, or liability for, such costs and expenses. In this connection, the Settlement Agent shall have obtained whatever assurances it deems necessary from the appropriate parties to firmly bind itself to fully and completely carry out these escrow instructions

SECTION 6. By acceptance of these escrow instructions, the Settlement Agent agrees that Purchaser shall be entitled to rely on the terms and provisions of this letter in wiring the Proceeds and shall be third party beneficiaries of this letter.

SECTION 7. If for any reason the Proceeds are funded by Purchaser to the Settlement Agent and the funds have not been disbursed by the Settlement Agent pursuant to these instructions on or before [4:00 P.M. (Eastern Time) on                     , 200_,] the Settlement Agent shall notify the undersigned immediately for further instructions. In the event the Settlement Agent is advised to return the Proceeds to Purchaser, the Settlement Agent agrees to do so on demand in accordance with the instructions provided by Purchaser, without regard to any contrary instructions from Seller. If the closing of the Mortgage Loan is delayed, the Settlement Agent will promptly return the documents described in Paragraph 1 above to the undersigned if so instructed by Purchaser or the undersigned. If the closing of the Asset is delayed, it is understood by the Seller that interest shall accrue on the principal amount wired to the Escrow, at the interest rate specified in the Mortgage Loan Purchase Agreement, from the time such amount is received in the Escrow Account, and Seller shall be liable for all such accrued interest. Any further instructions from the Purchaser to the Settlement Agent under this Escrow Agreement shall be in writing.

Sincerely,

CBRE REALTY FINANCE HOLDINGS IV, LLC, as Seller

By:	CBRE Realty Finance Holdings, LLC

By:
Name:
Title:

CBRE REALTY FINANCE TRS WAREHOUSE FUNDING III, LLC, as Seller

By:	CBRE Realty Finance TRS, Inc.

By:
Name:
Title:

ACCEPTED AND AGREED TO:

[SETTLEMENT AGENT]

By:
Name:
Title:

F-1